                               LICENSE AGREEMENT



                                    Between



                           Bermuda Roof Company, Inc.
                      1499 W. Palmetto Park Road, Ste. 169
                           Boca Raton, Florida 33486


                                      And



                           Premix-Marbletite Mfg. Co.
                            1259 N. W. 21st. Street
                            Pompano Beach, FL. 33069

                               Table Of Contents

1.0      Parties To The Agreement...........   .............................1

2.0      Purpose And Scope Of The Agreement.................................2

3.0      Definitions........................................................2

         3.1      "Product".................................................2

         3.2      "Intellectual Property"...................................2

         3.3      "Product Technology"......................................2

4.0      Grant Of Right And License.........................................2

         4.1      Scope of License..........................................2

         4.2      Territory.................................................2

         4.3      Right To Grant Licenses and Sub-License...................2

         4.4      Right Of Assignment.......................................3

5.0      Intellectual Property...............................................3

         5.1      Ownership Of Intellectual Property........................3

         5.2      Proprietary Marks.........................................3

                  5.2.1    Use of Proprietary Marks.........................3

                  5.2.2    Use of Prefix and Suffix.........................4

                  5.2.3    Prior Written Consent............................4

                  5.2.4    Manner of Use....................................4

         5.3      Infringement..............................................4

         5.4      Notice....................................................4

         5.5      Documents.................................................5

         5.6      Trade Secrets and Confidentiality.........................5

6.0      Consideration......................................................5

         6.1      By Licensor...............................................5

                  6.1.1    Product Technology...............................5

                  6.1.2    Research Data....................................5

                  6.1.3    Promotional Assistance...........................6

                  6.1.4    Industry Associations............................6

                  6.1.5    Customer Contact.................................6

                  6.1.6    Government Approvals.............................6

                  6.1.7    Exclusivity......................................7

         6.2      By Licensee...............................................7

                  6.2.1    Initial Licensing Fee............................7

                  6.2.2    Unit Licensing Fees..............................7

                  6.2.3    Resource Maintenance.............................8

                  6.2.4    Technical Assistance.............................8

                  6.2.5    Product Quality..................................8

                  6.2.6    Manufacturing Equipment..........................9

                  6.2.7    Government Licenses..............................9

                  6.2.8    Licensee Conduct.................................9

         6.3      Audit.....................................................9

         6.4      Currency.................................................10

         6.5      Delinquency..............................................10

7.0      Term and Termination..............................................10

         7.1      Term Of Agreement........................................10

         7.2      Termination For Cause....................................10

                  7.2.1    Bankruptcy......................................10

                  7.2.2    Violation of Law................................11

                  7.2.3    Inability to Perform............................11

                  7.2.4    Breach of Agreement.............................11

                  7.2.5    Notice of Default and Failure to Cure...........11

         7.3      Intellectual Property After Termination..................12

         7.4      Reservation of Rights....................................12

         7.5      Survival of Obligations..................................12

8.0      Limitation of Liabilities.........................................12

         8.1      Exclusion of Consequential Damages, Etc..................12

9.0      General...........................................................12

'        9.1      Entire Agreement.........................................12

         9.2      Governing Law and Venue..................................13

         9.3      Severability.............................................13

         9.4      Notice...................................................13

         9.5      Amendment and Waiver.....................................14

         9.6      Indemnification..........................................14

         9.7      Independent Contractor...................................14

         9.8      Excusable Delay..........................................15

         9.9      No Representation........................................15

         9.10     Section Headings.........................................15

         9.11     Successors and Assigns...................................15

         9.12     Counterparts.............................................16

         9.13     Attorneys' Fees..........................................16

10.0     Representations and Warranties....................................16

         10.1     Title and Authority To Sell..............................16

         10.2     Litigation...............................................16

         10.3     Maintenance..............................................16

         10.4     Patenting................................................17

         10.5     Infringement.............................................17

         10.6     Warranty Date............................................17

         10.7     Code Approval............................................17

Schedule "A" ..............................................................18

                               LICENSE AGREEMENT
                       Date of Agreement: August 8, 1994

1.0      PARTIES TO THE AGREEMENT

         This is a License Agreement ("Agreement") between BERMUDA ROOF COMPANY, INC., a Florida Corporation having its principal place of business at 1499 West Palmetto Park Road Suite 169, Boca Raton, Florida 33486 (hereinafter referred to as "Licensor"), and PREMIX-MARBLETITE MANUFACTURING CO., a Florida Corporation, having its principal place of business at 1259 Northwest 21st. Street, Pompano Beach, Florida 33069 (hereinafter referred to as "Licensee").

                                  WITNESSETH:

WHEREAS, Licensor has expended substantial sums of money in developing the "Tile-Tite(TM) (hereinafter the Product); and WHEREAS; Licensor has created substantial goodwill for said Product and is the sole and exclusive owner of all proprietary, intellectual property, and other property rights of the Product, including trademark, rights to patent pending, and the unique formulation of the Product; and
WHEREAS, Licensee is desirous of obtaining the advantages and benefits of a license to the product and Licensor's substantial technical support in respect to the Product, and Licensee has applied for rights to operate as a licensed manufacturer; and WHEREAS, Licensor is willing to grant such rights subject to the terms and conditions hereinafter set forth;
NOW, THEREFORE, for the consideration set forth herein, Licensor and Licensee hereby agree as follows:

2.0      PURPOSE AND SCOPE OF THE AGREEMENT

         This Agreement sets forth the terms and conditions under which Licensor grants to Licensee, its successors and assigns, certain rights and license to the Product, Intellectual Property, and Product Technology identified and defined below under the Section entitled "Definitions".

3.0      Definitions

         3.1 "Product" shall mean an air-entraining; premixed; bagged; lightweight roof tile mortar as further described in U.S. Patent application S.N. 08/209.942

         3.2 "Intellectual Property" shall mean the pending U.S. Patent application S.N. 08/209.942 and any patent which issues thereon; any copyrighted material related to the Product or to the Product Technology; the "Tile-Tite" trademark; and any other Licensor trademark, service mark, trade name, trade symbol, device, sign and color scheme and combinations thereof which Licensor at its sole discretion may thereafter designate.

         3.3 "Product Technology" shall mean all data, information and know-how relating to the manufacture of the Product as furnished by the Licensor to the Licensee, whether currently existing or developed in the future.

4.0      Grant of Right and License

         4.1      Scope of License

                  Licensor hereby grants to Licensee, an exclusive, non-transferable right, license, lease and privilege to the Product, Intellectual Property and Product Technology under the conditions and within the geographic territory set forth herein.

         4.2      Territory

                  The territory for which rights are granted to Licensee is Florida, the Caribbean and the Bahamas.

         4.3      Right to Grant License and Sub-Licenses

                           The right and license granted to the Licensee to manufacture and distribute the Product exclusively within the State of Florida, the Caribbean and the Bahamas shall not include the right of the Licensee to license, or sub-license, any third parties to do any, some or all of the manufacturing. Without limiting the foregoing, Licensee may distribute the Product through third parties and use private labeling.

                           The Licensor retains the right, at its sole discretion, to grant a license to the Intellectual Property and/or the Product Technology to third parties outside the State of florida, the Caribbean and the Bahamas.

                  4.4      Right of Assignment

                           Licensee may not assign its license.

                           Licensor may not assign this Agreement or all or any part of its rights hereunder.

         5.0      Intellectual Property

                  Licensee agrees that each and every provision of this Agreement is reasonable and necessary for Licensor to protect Licensor's Intellectual Property and Product Technology and the goodwill associated therewith.

                  5.1      Ownership of Intellectual Property

                           Licensor retains the sole ownership and rights to the Intellectual Property. Licensee acquires no right, title or interest in the trademarks, service marks, patents or patent applications, or other intellectual property of Licensor except as expressly provided by this Agreement. Licensee agrees that its use of all Intellectual Property of the Licensor is governed by this Agreement and that upon termination all use of Licensor's Intellectual Property by the Licensee shall terminate.

                  5.2      Proprietary Marks

                           5.2.1    Use of Proprietary Marks

                                    Licensee shall not, without Licensor's
                                    express written permission, use Licensor's proprietary marks as part of Licensee's corporate or other Legal name, nor hold out or otherwise employ Licensor's proprietary marks to perform any activity or to incur any obligation or indebtedness, in such manner as could reasonably result in making Licensor liable therefor.

                           5.2.2    Use of Prefix and Suffix

                                    Licensor's proprietary marks shall not be used in combination with a prefix or suffix.

                           5.2.3    Prior Written Consent

                                    Licensor's proprietary marks shall not be used by Licensee without Licensor's prior written consent, other than in the ordinary course of business in accordance with the terms of the Agreement.

                           5.2.4    Manner of Use

                                    Licensor's proprietary marks shall be used solely in the manner prescribed by Licensor and all such usage, other than in the ordinary course of business in accordance with the terms of the Agreement, shall inure to the exclusive benefit of Licensor.

                  5.3      Infringement

                           Licensee shall notify Licensor immediately of any infringement of Licensor's Intellectual Property by any third party of which Licensee becomes aware, or of any challenge by third party to Licensee's use of Licensor's Intellectual Property or Product Technology. Licensor shall immediately use his best efforts to cause all third parties to cease and desist from continuing such infringement.

                           Licensee will cooperate fully with Licensor in any course of action provided such course of action does not impair the rights of, or cause liability to Licensee, which Licensor may take in regard to any third party infringement, or any challenge by a third party to Licensee's use of Licensor's Intellectual Property or Product Technology.

                           Licensee may take steps to prevent unauthorized reproduction, exhibits, or distribution of product.

                  5.4.     Notice

                           Licensee shall observe all legal requirements with respect to the Intellectual Property, including the placement of proper copyright, trademark, or patent notice on goods manufactured by Licensee which use Licensor's Intellectual Property.

                  5.5      Documents

                           Licensee shall execute all documents reasonably requested by Licensor, that are necessary to obtain protection for Licensor's Intellectual Property or to maintain their continued validity or enforceability and to take no action that would jeopardize the validity or enforceability thereof.

                  5.6      Trade Secrets and Confidentiality

                           Licensee agrees that the Product Technology and the pending patent application are valuable trade secrets of Licensor. Licensee agrees to receive and maintain Licensor's Product Technology in trust and confidence, use the same only in furtherance of this Agreement, and not disclose the same to any third party except as shall be reasonably required for the promotion and use of the Product. Licensee agrees to treat the Product Technology as confidential and use all reasonable efforts to maintain such information as secret and confidential.

                           Licensee agrees not to copy, duplicate, record or otherwise reproduce materials related to the Product Technology for use in the roofing industry in whole or part without the express written permission of Licensor.

         6.0      Consideration

                  6.1      By Licensor

                           6.1.1    Product Technology

                                    Licensor will provide Product Technology to Licensee.

                           6.1.2    Research Data

                                    Licensor will provide Licensee with any
                                    research data which may be developed by
                                    Licensor.

                           6.1.3    Promotional Assistance

                                    Licensor will provide Licensee with
                                    promotional assistance in respect to the Product, such assistance may include advice and/or participation in preparation of sales literature, direct mail or actions toward aiding the Licensee in promoting the Product.

                                    Marketing and Distribution Policies

                                    Licensor agrees that Licensee shall have sole, full and complete discretion concerning the manufacture, distribution, marketing and exploitation of the Product. Licensee and Licensor agree to exchange information on a periodic basis as to market changes and distribution opportunities and to mutually consult on any major changes to be made that may affect marketing and distribution in the Licensee's exclusive territory.

                                    Advertising

                                    Licensor, at Licensee's request, agrees to deliver to Licensee any and all advertising, exploitation and promotion materials concerning the Product available to Licensor and within Licensor's control.

                           6.1.4    Industry Associations

                                    Licensor will maintain memberships in
                                    appropriate industry associations related to tiling and potential use of the Product, such as FR&SMA, GCBA, BASF, etc.

                           6.1.5    Customer Contact

                                    Licensor will make personal calls on
                                    architects, builders and owners as
                                    requested by Licensee to assist Licensee in obtaining adequate market share. Reasonable travel expenses of Licensor will be paid by Licensee provided such travel is authorized by Licensee.

                           6.1.6    Government Approvals

                                    Licensor will maintain close contact with code bodies and code officials to expedite proper approval status of the Product. Licensor agrees to use his best efforts to obtain, and maintain, at his expense, code approval for the Product in all territories where Licensee may sell the product.

                                    Licensor shall continue to use his best
                                    efforts to obtain patent approval.

                           6.1.7    Exclusivity

                                    Licensor shall notify in writing all other licensees of Licensor of Licensee's exclusive territory and shall require that other licensee's of Licensor refrain from selling in Licensee's territory. In the event other licensee's violate Licensee's territorial exclusivity, Licensor after thirty (30) days written notice to the offending Licensee shall terminate said licensee's License Agreement if the violation has not ceased.

                  6.2      By Licensee

                           In consideration of the rights and license granted by Licensor to Licensee in this Agreement, Licensee agrees to pay to Licensor the royalties specified in this Section.

                           6.2.1    Initial Licensing Fees

                                    Licensee hereby agrees to pay Licensor a licensing fee covering exclusive rights to manufacture and market the Product in the State of Florida, the Caribbean and the Bahamas in the amount of $50,000.000. One half of this license fee or $25,000.00 is to be paid upon execution of this Agreement and when Dade County Code approval is issued, and is non-refundable. The balance of the initial license fee or $25,000.00 is to be paid as a portion of the unit license fee, as described below, until fully paid.

                           6.2.2    Unit Licensing Fees

                                    Licensee hereby agrees to pay Licensor a unit license fee of $0.50 for each forty
                                    (40) pound unit of Product sold each month of which $0.10 per bag will go toward payment of the $25,000.00 balance of the initial licensee fee above. After the sale of 250,000 bags of Product and payment of all unit fees due to Licensor, the unit licensing fee will be reduced to $0.40 per bag for the balance of the Term of the Agreement and each renewal period. Unit licensing fee payments to the Licensor will be made within twenty (20) days after the close of each calender month with a summary showing basis for determining the amount of such payment.

                           6.2.3    Resource Maintenance

                                    Licensee agrees to use its best efforts to promote the use of the Product and the goodwill of Licensor by all reasonable means including, but not limited to, employing competent personnel, maintaining sufficient facilities, adequate financial resources and insurance coverage. Licensor agrees that all such decisions hall be made in the sole and exclusive discretion of Licensee. Licensee agrees to provide to Licensor a certificate of Insurance showing coverage including worker's compensation; comprehensive general public liability of at least Five Hundred Thousand Dollars ($500,000); automobile liability of at least One Hundred Thousand Dollars ($100,000) for injuries, including death, to any one person; Three Hundred Thousand Dollars ($300,000) for any occurrence involving two or more persons; and, Three Hundred Thousand Dollars ($300,000)for all property damages caused by a vehicle. Licensee further agrees to name Licensor as an additional insured under its comprehensive general public liability coverage.

                           6.2.4    Technical Assistance

                                    Licensee agrees to provide technical
                                    assistance to architects, engineers,
                                    general contractors, and others who may be in a position to specify the use of the Product.

                           6.2.5    Product Quality

                                    Licensee agrees to produce the Products the Product in accordance with Licensor's quality standards, specifications and procedures. Licensor and Licensee agree that the Product formulas as set forth in Schedule A attached hereto may be adjusted as deemed necessary due to code requirements or due to new and improved developments as deemed necessary by both Licensor and Licensee.

                           6.2.6    Manufacturing Equipment

                                    Licensee agrees to acquire and maintain in proper working condition all equipment necessary to properly manufacture the Product, in Licensee' sole and exclusive discretion.

                           6.2.7    Government Licenses

                                    Licensee agrees to obtain at Licensee's
                                    expense any and all licenses, permits and bonds necessary for the operation of Licensee's business. Licensee agrees to comply with all applicable requirements of all federal, state and local laws, regulations and building codes. Licensee will not be responsible for costs incurred to obtain code approvals.

                           6.2.8    Licensee Conduct

                                    Licensee agrees not to engage in any trade practice or other activity which constitutes deceptive or unfair competition or is in violation of any particular trade regulation or law.

                                    Licensee agrees not to make any
                                    representation, whether written or oral, regarding the Product, except as may be specifically set forth and in accordance with the promotional literature and other materials provided by Licensor.

                  6.3      Audit

                           Licensee shall maintain complete and accurate accounting records, in accordance with sound accounting practices, to support and document unit licensing fees payable in connection with the Product. Such records shall be maintained for a period of at least one (1) year after the unit licensing fees to which such records relate have accrued and been paid. Licensee shall, upon written request, during normal business hours, but not more frequently than once each calendar year, provide access to such records to an independent accounting firm chosen and compensated by Licensor, for purposes of audit.

                           If after sixty (60) days from the close of the Licensee's fiscal year, a written request for an audit has not been received by Licensee, Licensor accepts the accounting summary of the license fees as true and correct.

                  6.4      Currency

                           All payments pursuant to this Agreement shall be in United States Dollars and collection of any foreign or affiliated accounts shall be on the same basis as domestic accounts with the rate of exchange at the time of collection to govern.

                  6.5      Delinquency

                           If any required unit licensing fees payments are delinquent, or if any inspection or audit should reveal that such payments have been materially understated in any report to Licensor, the Licensee shall, after a thirty (30) day opportunity for Licensee to verify the alleged understatement, pay to Licensor the amount overdue or understated upon demand, in addition to interest from the date such amount was originally due until paid, at an interest rate of ten (10) percent per year.

         7.0      Term And Termination

                  7.1      Term of Agreement

                           This agreement shall become effective on the first day it is executed by both parties. Unless sooner terminated in accordance with the terms of this Agreement as set forth hereunder, this Agreements shall remain in force for five years from the date formula is delivered to Licensee and production first commences. Licensee shall have the option of renewing this Agreement for an additional two (2) terms of five (5) years each, on the same terms and conditions.

                  7.2      Termination for Cause

                           Licensee acknowledges that the occurrence of any of the following events shall constitute good cause for Licensor, at its sole discretion, and without prejudice to any other of Licensor's rights or remedies provided for hereunder or by law in equity to terminate this Agreement.

                           7.2.1    Bankruptcy

                                    If Licensee is adjudicated bankrupt, has a receiver (permanent or temporary) appointed by a court of competent authority for its property or any substantial part thereof, makes a general assignment for the benefit of creditors, allows a final judgement in excess of $250,000 against it to remain unsatisfied of record for thirty (30) days or longer or (unless a supersedeas bond is filed), has any execution levied against Licensee's business or property in an amount in excess of $250,000 or defaults in the performance of any material term, condition or obligation of payment of indebtedness to Licensor and said default is not cured within thirty (30) days of Licensee's receipt of written notice from Licensor.

                           7.2.2    Violation of Law

                                    If Licensee commits a material violation of any law, ordinance, rule or regulation of a government agency in connection with the operation of the license granted hereunder and permits the same to go uncorrected after notification thereof.

                           7.2.3    Inability to Perform

                                    If events occur which materially and
                                    adversely affect Licensee's ability to
                                    carry out its obligations hereunder.

                           7.2.4    Breach of Agreement

                                    If Licensee defaults in the performance or observance of any material term, condition, provision, covenant or agreement to be observed or performed by Licensee hereunder, and Licensee fails to cure such violation withing thirty (30) days after written notice from Licensor.

                           7.2.5    Notice of Default and Failure to Cure

                                    In the event of breach or default by either party of an obligation under this Agreement, the other party, shall give the defaulting party thirty (30) days written notice of its intention to terminate this Agreement, and unless the defaulting party within said thirty (30) days period shall remedy the default, this Agreement shall forthwith terminate.

                                    In the event either party waives the right to terminate due to breach of any provision of this Agreement by the other party, such waiver shall not be considered as a continuing waiver of any breach of any other provision of the Agreement.

                  7.3      Intellectual Property After Termination

                           The termination of this Agreement shall not affect any obligation of the Licensee to maintain the confidentiality of Licensor's Product Technology and Intellectual Property. Upon termination of this Agreement, Licensee shall cease using Licensor's Product Technology and intellectual Property, return to Licensor or destroy in accordance with Licensor's instructions all written or tangible matter describing Product Technology in the possession of or under the direct or indirect control of Licensee, take down and remove all signs and other indicia of association with Licensor hereunder and shall otherwise cease exercise of the rights and privileges conferred by this Agreement.

                  7.4      Reservation of Rights

                           In the event of termination or expiration of this Agreement, in accordance with the terms contained herein, all licenses granted to the Licensee to use the Intellectual Property and Product Technology shall terminate with this Agreement.

                  7.5      Survival of Obligations

                           Termination of this Agreement shall not affect the obligation of either party to the other which may be due or unpaid at the date of termination, nor shall the same prejudice any other rights under this Agreement.

         8.0      Limitation of Liabilities

                  8.1      Exclusion of Consequential Damages, Etc.

                           In no event shall either party be liable to the other for any consequential, indirect, special, or incidental damages resulting from breach of this Agreement, even if such party has been advised of the possibility of such potential loss or damage.

         9.0      General

                  9.1      Entire Agreement

                           The provisions of this Agreement and the other written documents attached to or delivered in connection with this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof and thereof. Neither Licensor nor Licensee shall be bound by or liable for any alleged representation, promise, or inducement, express or implied, relating to the transaction contemplated by this Agreement and not set forth within this Agreement.

                  9.2      Governing Law and Venue

                           The validity, construction, and performance of this Agreement will be governed by the substantive law of the State of Florida. Licensee agrees that any litigation, administrative adjudication, arbitration or other proceeding concerning this Agreement shall come under the jurisdiction and venue of the appropriate court, governmental agency or forum in the State of Florida.

                  9.3      Severability

                           If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or contrary to law, the remaining provisions of this Agreement will remain in full force and effect. The termination, unenforceability or rejection of any provision shall have no effect on the validity and uneforceability of all other provisions.

                  9.4      Notice

                           All communications, required or permitted to be given hereunder, relating to any substantive issue of this Agreement, including, but not limited to, notices, requests, demands, other communications, third party licenses and/or license agreements, and termination shall be deemed to have been duly given if made in writing and 1) delivered personally, 20 delivered by telegram, 3) delivered by first class mail, registered or certified mail postage prepaid to:

                           Licensor Address:

                                    Bermuda Roof company, Inc.
                                    1499 W. Palmetto Park Road
                                    Suite 169
                                    Boca Raton, FL. 33486





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




                           Licensee Address:

                                    Premix-Marbletite Manufacturing Company

                                    1259 Northwest 21st. Street

                                    Pompano Beach, Florida 33069

                                    Attn: Fred H. Hansen, President

                           Either party may designate a new address notifying the other party in writing, and following receipt of such notice all written notices required under this Agreement shall be directed to the new address.

                  9.5      Amendment and Waiver

                           No amendment or modification of this Agreement shall be effective unless it is set forth in a writing which refers to the particular provision and instrument so amended or modified and is executed by authorized representatives of both parties.

                  9.6      Indemnification

                           Each party ("the indemnitor") will, at its own expense, defend, indemnify, and hold harmless the other party ("the indemnitee") , from any claims, expenses (including reasonable attorneys fees) , and liabilities sustained or suffered by the indemnitee relating to a breach of any of the covenants, representations or warranties by the indemnitor contained in this Agreement, or in the exercise or attempted exercise of any of the rights, license or privileges herein granted to the indemnitee. The indemnitee may compromise or settle such claim or an action based thereon upon such terms as it may deem reasonable, subject to the prior consent of the indemnitor which consent shall not be unreasonably withheld.

                  9.7      Independent Contractor

                           Licensee shall act as and shall be in its relations with Licensor for the purposes of this Agreement as an independent contractor. This agreement does not in any way create an agency relationship between Licensor and Licensee, and under no circumstances shall Licensee be considered an agent or servant of Licensor.





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



                           Licensee shall not act, attempt to act or represent itself, directly or by implication, as an agent or servant of Licensor as defined by law, or in any manner assume or create or attempt to assume or crate any obligation on behalf of or in the name of Licensor. Licensee understands and agrees that this Agreement does not create a fiduciary relationship, that Licensee shall be an independent contractor and that nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever. Licensee agrees to identify itself in its promotional literature and otherwise by the phrase "Tile-Tite(TM) Licensee", and where required "Manufactured by Premix-Marbletite Manufacturing Co., under license from Bermuda Roof Company, Inc."

                  9.8      Excusable Delay

                           Each party shall be excused for failures and delays in performance of the obligations of each party to be performed hereunder when due to delays of suppliers, production problems, acts of God or the public enemy, compliance with any particular foreign or domestic court order or government regulation, order or request, whether or not it proves to be invalid, fire, riots, labor disputes, unusually severe weather, or any other causes, similar or dissimilar, beyond the reasonable control of the party affected, except that Licensee shall not be excused for failure or delay in making payment of money to be made hereunder.

                  9.9      No Representation

                           Licensee hereby acknowledges that Licensor makes no representations, warranties, or guarantees, express or implied, as to the potential volume, profits or success of the licensed business.

                  9.10     Section Headings

                           The section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  9.11     Successors and Assigns

                           All the terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and all successors and assigns of Licensee which were approved in writing by licensor, and Licensor's successor's and assigns.

                  9.12     Counterparts

                           This Agreement may be executed simultaneously in two
                           (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.13     Attorneys' Fees

                           In the event it becomes necessary for any party to this Agreement to enforce its rights hereunder through any administrative, arbitration or other legal proceeding, then, in such event, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs in such proceedings through all appeals.

         10.0     Representations And Warranties

                  10.1     Title and Authority to Sell

                           Licensor warrants that Licensor has full and marketable title to the Intellectual Property and Product Technology. Licensor warrants that there are no existing encumbrances on Licensor's ability to grant the License defined by this Agreement. Licensor further warrants that Licensor has full right, power, and authority to execute, deliver and perform this Agreement.

                  10.2     Litigation

                           Licensor warrants that Licensor has no knowledge of any arbitration, investigation, governmental, administrative, court or other proceeding which would encumber Licensor's ability to perform under this Agreement. Licensor further warrants that Licensor is not aware of any arbitration, investigation, governmental, administrative, court o other proceeding which would adversely affect the validity or enforceability of the Intellectual Property.

                  10.3     Maintenance

                           Licensor warrants that during the term of this Agreement, Licensor will pay any maintenance fees required by the U.S. Patent & Trademark Office for any patents which may issue, as the come due, to ensure that the patent does not expire for non-payment of maintenance fees.

                  10.4     Patenting

                           Licensor warrants that it shall pay all costs to prosecute the patent application to issuance or rejection of the patent application by the U.S. Patent Office, including any appeals.

                  10.5     Infringement

                           Licensor warrants that to the best of its knowledge the Product, Intellectual Property, Product Technology and this Agreement do not infringe on any currently existing patent.

                  10.6     Warranty Date

                           The representations and warranties of this Agreement are made as of the Execution Date and cover all conduct of the parties and those persons signing on behalf of the parties.

                  10.7     Code Approval

                           Licensor warrants that it has filed an application for code approval with Dade County and Licensee is relying on the receipt of that approval to enter into this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the date first above written.

 (Licensor)                              (Licensee)

 By: /S/ C. S. Breslauer                 By: /S/ Fred H. Hansen
 -----------------------------               ------------------------------
     C. S. Breslauer, President              Fred H. Hansen, President

 Witness:                                Witness:

  /S/ Howard L. Ehler, Jr. /S/           /S/ Howard L. Ehler, Jr /S/
 -----------------------------           ---------------------------------

 /S/ Diana Beasley /S/                   /S/ Diana Beasley /S/
 -----------------------------           ---------------------------------








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